Exhibit 1(r)

BLACKROCK MID CAP VALUE OPPORTUNITIES SERIES, INC.

CERTIFICATE OF CORRECTION

BLACKROCK MID CAP VALUE OPPORTUNITIES SERIES, INC., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of the State of Maryland (the “SDAT”) that:

FIRST: The Articles Supplementary of the Corporation filed with the SDAT on February 10, 2004 (the “Articles”) requires correction pursuant to Section 1-207 of the Maryland General Corporation Law.

SECOND: ARTICLE 1 of the Articles, as previously filed and to be corrected hereby reads as follows:

The Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended, with the authority to issue Two Hundred Twenty Two Million Five Hundred Thousand (222,500,000) shares of capital stock as follows:

Series and Classes	Number of Authorized Shares
Merrill Lynch Mid Cap Value Fund
Class A Common Stock	20,000,000
Class B Common Stock	40,000,000
Class C Common Stock	40,000,000
Class D Common Stock	40,000,000
Class R Common Stock	40,000,000

Mercury Growth Opportunity Fund
Class I Common Stock	6,250,000
Class A Common Stock	6,250,000
Class B Common Stock	15,000,000
Class C Common Stock	15,000,000

Total:	222,500,000

All shares of all series and classes of the Corporation’s capital stock have a par value of Ten Cents ($0.10) per share, and an aggregate par value of Twenty Two Million Two Hundred Fifty Thousand Dollars ($22,250,000).

THIRD: ARTICLE 1 of the Articles is hereby corrected and replaced in its entirety as follows:

The Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended, with the authority to issue Two Hundred Twenty Two Million Five Hundred Thousand (222,500,000) shares of capital stock as follows:

Series and Classes	Number of Authorized Shares
Merrill Lynch Mid Cap Value Fund
Class I Common Stock	20,000,000
Class A Common Stock	40,000,000
Class B Common Stock	40,000,000
Class C Common Stock	40,000,000
Class R Common Stock	40,000,000

Mercury Growth Opportunity Fund
Class I Common Stock	6,250,000
Class A Common Stock	6,250,000
Class B Common Stock	15,000,000
Class C Common Stock	15,000,000

Total:	222,500,000

FOURTH: ARTICLE 3 of the Articles, as previously filed and to be corrected hereby reads as follows:

After the reclassification of authorized shares, the Corporation has the authority to issue Two Hundred Twenty Two Million Five Hundred Thousand (222,500,000) shares of capital stock as follows:

Series and Classes	Number of Authorized Shares
Merrill Lynch Mid Cap Value Fund
Class A Common Stock	20,000,000
Class B Common Stock	40,000,000
Class C Common Stock	40,000,000
Class D Common Stock	40,000,000
Class R Common Stock	40,000,000

Total:	180,000,000

The remaining Forty Two Million Five Hundred Thousand (42,500,000) shares of authorized capital stock will not be designated as to any series or class.

After the reclassification of authorized shares, all shares of the Corporation’s capital stock will have a par value of Ten Cents ($0.10) per share, and an aggregate par value of Twenty Two Million Two Hundred Fifty Thousand Dollars ($22,500,000).

FIFTH: ARTICLE 3 of the Articles is hereby corrected and replaced in its entirety as follows:

After the reclassification of authorized shares, the Corporation has the authority to issue Two Hundred Twenty Two Million Five Hundred Thousand (222,500,000) shares of capital stock as follows:

Series and Classes	Number of Authorized Shares
Merrill Lynch Mid Cap Value Fund
Class I Common Stock	20,000,000
Class A Common Stock	40,000,000
Class B Common Stock	40,000,000
Class C Common Stock	40,000,000
Class R Common Stock	40,000,000

Total:	180,000,000

The remaining Forty Two Million Five Hundred Thousand (42,500,000) shares of authorized capital stock will not be designated as to any series or class.

After the reclassification of authorized shares, all shares of the Corporation’s capital stock will have a par value of Ten Cents ($0.10) per share, and an aggregate par value of Twenty Two Million Two Hundred Fifty Thousand Dollars ($22,500,000).

SIXTH: This Certificate of Correction does not (i) alter the wording of any resolution that was adopted by the board of directors of the Corporation or the stockholders of the Corporation or (ii) make any change or amendment that would not have complied in all respects with the requirements of the Maryland General Corporation Law at the time the Articles were filed with the SDAT.

SEVENTH: The undersigned acknowledges this Certificate of Correction to be the act of the Corporation and, further, as to all matters or facts required to be verified under oath, the undersigned acknowledges that, to the best of his knowledge, information and belief, such matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, this Certificate of Correction has been duly executed and attested on behalf of the Corporation as of September 18, 2015.

ATTEST		BLACKROCK MID CAP VALUE OPPORTUNITIES SERIES, INC.

By:	/s/ Benjamin Archibald	By:	/s/ John M. Perlowski
Name:	Benjamin Archibald	Name:	John M. Perlowski
Title:	Secretary	Title:	President and Chief Executive Officer